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                    SCRIPPS HOWARD BROADCASTING COMPANY

                             Index to Exhibits

   Exhibit                                                                                                      Exhibit No.
   Number                                        Description of Item                                     Page   Incorporated
    3.01      Certificate of Incorporation of the Company                                                 (3)        3.01
    3.02      Code of Regulations of the Company                                                          (3)        3.02
    3.02A     Amendment to Code of Regulations of the Company                                             (2)         3
    3.02B     Amendment to Code of Regulations of the Company                                             (7)
    10.01     Revolving Credit Agreement, dated May 30, 1991, between the Company and
                  Scripps Howard, Inc., as amended                                                        (6)        E-3
   10.01A     First Amendment, dated September 30, 1991 amending Revolving
                  Credit Agreement                                                                        (6)        E-4
    10.02     $200,000,000 Promissory Note between the Company and Scripps Howard, Inc.,
                  as amended                                                                              (6)        E-5
    10.40     Second Amended and Restated Partnership Agreement for Sacramento Cable
                  Television, dated January 17, 1985, between Scripps Howard Cable Company
                  and Sacramento and River City Cablevision, Inc.                                         (1)       10.29
    10.41     Asset Purchase Agreement, dated May 30, 1991 between Scripps Howard Broadcasting
                  Company and Gillett Holdings, Inc. et.al.                                               (6)        (C)
   10.43A     Asset Purchase Agreement Among Scripps Howard Broadcasting Company,
                  Ellis Communications, Inc., and Elcom of Memphis, Inc.                                  (8)        (C)
   10.43B     Asset Purchase Agreement Between Scripps Howard Broadcasting Company
                  and Capitol Broadcasting Company, Incorporated                                          (8)        (C)
   10.43C     Asset Purchase Agreement Among Scripps Howard Broadcasting Company,
                  Baycom Oregon L.P., and Baycom Partners, L.P.                                           (8)        (C)
    10.50     Media Pension Plan (As Amended and Restated Effective
                  January 1, 1994), as amended                                                            (4)       19.01
    10.51     Media Savings and Thrift Plan (As Amended and Restated
                  Effective January 1, 1995), as amended                                                  (4)       19.02
    10.52     Description of Annual and Medium Term Bonus Plan                                            (1)       10.34
   10.52A     Description of Deferred Compensation Plan                                                   (1)       10.35A
   10.52B     Form of Election Agreement for Annual Bonus Plan Deferral                                   (1)       10.35B
   10.52C     Form of Election Agreement for Medium Term Bonus Plan Deferral                              (1)       10.35C
    10.53     1987 Long-Term Incentive Plan                                                               (1)       10.36
   10.53A     Form of Nonqualified Stock Option Agreement                                                 (1)       10.36A
   10.53B     Form of Restricted Share Award Agreement                                                    (1)       10.36B
     22       Subsidiaries of the Company                                                                 E-2


  (1)  Incorporated by reference to Registration Statement on Form S-1 (File No. 33-21714).

  (2)  Incorporated by reference to Scripps Howard Broadcasting Company Annual Report on Form 10-K for
       the year ended December 31, 1990.

  (3)  Incorporated by reference to Scripps Howard Broadcasting Company Annual Report on Form 10-K for
       the year ended December 31, 1986.

  (4)  Incorporated by reference to Scripps Howard Broadcasting Company Annual Report on Form 10-K for
       the year ended December 31, 1985.

  (5)  Incorporated by reference to Scripps Howard Broadcasting Company Current Report on Form 8-K dated May 30, 1991.

  (6)  Incorporated by reference to Scripps Howard Broadcasting Company Annual Report on Form 10-K for
       the year ended December 31, 1991.

  (7)  Incorporated by reference to Scripps Howard Broadcasting Company Proxy Statement for
       1993 Annual Meeting of Shareholders.

  (8)  Incorporated by reference to Scripps Howard Broadcasting Company Current Report on Form 8-K
       dated August 3, 1993.
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                   SCRIPPS HOWARD BROADCASTING COMPANY         EXHIBIT 22


                                                                                                      Jurisdiction of
                                        Name of Subsidiary                                             Incorporated

Channel 7 of Detroit, Inc. (WXYZ)                                                                        Michigan
Scripps Howard Cable Company (Lake County, Florida, Longmont, Colorado cable television).                Colorado
Scripps Howard Cable Company of Sacramento (Sacramento cable television)                                 Delaware
Tampa Bay Television, 86.1%-owned (through Scripps Howard
    Broadcasting Company) (WFTS)                                                                         Delaware
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